Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

NAVTEQ Corporation:

We consent to incorporation by reference in the registration statements on Form S-4 (333-139536) and Form S-8 (No. 333-767000) of NAVTEQ Corporation (the Company) of our reports dated February 29, 2008, with respect to the consolidated balance sheets of NAVTEQ Corporation and subsidiaries as of December 31, 2006 and 2007, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2007, and the related financial statement schedule and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of NAVTEQ Corporation.

As discussed in Note 1 to the consolidated financial statements, during 2006 the Company adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment.

/s/ KPMG LLP

Chicago, Illinois

February 29, 2008